Calculation of Filing Fee Tables
S-1
Global Interactive Technologies, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	2,185,792	$ 2.19	$ 4,786,884.48	0.0001381	$ 661.07
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 4,786,884.48		$ 661.07
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 661.07
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the shares of common stock, par value $0.001 per share (the "Common Stock") of Global Interactive Technologies, Inc. (the "Company") being registered hereunder include such indeterminate number of shares of Common Stock that may become issuable with respect to the shares of Common Stock being registered hereunder as a result of any share split, dividend or other distribution, recapitalization or other similar transaction. All of the Common Stock are to be offered for resale by the Selling Stockholder named in the prospectus contained in this Registration Statement on Form S-1. The Company will not receive any proceeds from the sale of its Common Stock by the Selling Stockholder. The amount registered consists of up to (i) 1,092,896 shares of Common Stock issuable upon the exercise of the Common Stock Warrants; and (ii) 1,092,896 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Common Stock on July 23, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date